Exhibit 10.18

ELEVENTH AMENDMENT TOLEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY, AS LANDLORD
AND
ACTIVE POWER, INC., AS TENANT

THIS ELEVENTH AMENDMENT TO LEASE AGREEMENT ("Amendment") is made and entered into as of the  31st,.), day of July, 2003 by and between METROPOLITAN  LIFE  INSURANCE COMPANY ("Landlord") and ACTIVE POWER, INC.,  ("Tenant").

WITNESSETH:

Landlord and Tenant entered into that certain Lease Agreement dated March 12, 1996 (the "Lease" for space in Stonehollow 1), amended by the First Amendment dated June 24, 1996 increasing the square footage to 8,100 square feet in Stonehollow 1, Suite 135, amended by the Second Amendment dated September 4, 1996 notifying Landlord of a name change from "Magnetic Bearing Technologies" to "Active Power, Inc." amended by the Third Amendment dated October 10, 1997 expanding into STONEHOLLOW 2 for approximately an additional 15,080 square feet of space located at 11525 Stonehollow Drive, Suite 255, Austin, Texas for a total of 23,180 square feet of space, amended by the Fourth Amendment dated August 20, 1999 extending the term in Stonehollow 2, Suite 255 for an additional twelve months, amended by the Fifth Amendment dated February 9, 2000 extending the lease term for Suite 135 and Suite 255 to expire on March 31, 2003 and expansion into Suites 120, 110 and 130 to expire March 31, 2003, amended by the Sixth Amendment dated September 22, 2000 where Tenant expanded into Suite 155, amended by the Seventh Amendment dated April10, 2001 where the commencement  date for Suite 155 is confirmed as December 15, 2000, amended by the Eighth Amendment dated May 7, 2001 where Tenant expanded into Suite 130, amended by the Ninth Amendment dated June 27, 2002 where Tenant was released from Suite 155 and amended by the Tenth Amendment dated January 31, 2003 that extended the lease term of Suites 130 and 135 to expire on March 31, 2005.

Landlord and Tenant now desire to further amend the Lease Agreement and Amendments in certain respects as more fully hereinafter set forth. Landlord and Tenant agree as follows:

1.	Tenant agrees to renew and extend the lease term for Suite 120 (7,466 square feet) for an additional term of twenty (20)months.

2.	Commencement Date of the renewal of Suite 120 shall be August 1, 2003 and the expiration date shall be March 31, 2005.

3.	The Monthly Rental Rate for Suite 120 space shall be as follows:

August 1, 2003 to May 31, 2004:	$1.00 per square foot
June 1, 2004 to March 31, 2005:	$0.55 per square foot

4.	Tenant accepts the renewal space in its current "as is" condition.

5.
Tenant shall pay a security deposit for Suite 120 in the amount of $7,764.64 to Landlord. Landlord currently holds a security deposit from Stonehollow 2, Suite 255 in the, amount of $10,500.00, and a security deposit from Stonehollow 120/110 of $10,500. Landlord will hold $7,764.64 from this security deposit to cover the security required at Suite 120 and return the balance due.

Signatures on following page

DATED AS OF THE 31st DAY OF July, 2003.

WITNESS:	LANLORD:

Metropolitan Life Insurance Company, a New York Corporation; on behalf of a commingled separate account

BY: SSR Realty Advisors, Inc., a Delaware corporation, as Investment Advisor to Metropolitan Life Insurance Company

By:
	Name:	A Alan Bates
	Title:	Senior Asset Manager
	Address:	10 Park Avenue
Morristown. NJ 07962
	Telephone:	973-355-4523
	Fax:	973-993-5023

DATED AS OF THE 24th DAY OF July, 2003.

WITNESS:

ACTIVE POWER, INC.

By:
	Name:	David S. Gino
	Title:	COO/CFO
	Address:	11525 Stonehollow Drive
Austin Texas
	Telephone:	(512) 744-9234
	Fax:	(512) 836-4511